EXHIBIT H.(XXIX)

AMENDMENT NUMBER SEVENTEEN

TO FUND ACCOUNTING AGREEMENT

Effective:  November 1, 2011

The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to amend and restate Schedule C as attached hereto.

THE HARTFORD MUTUAL FUNDS, INC.

/s/ Tamara L. Fagely
Name:	Tamara L. Fagely
Title:	Vice President, Treasurer and Controller

HARTFORD LIFE INSURANCE COMPANY

/s/ Tamara L. Fagely
Name:	Tamara L. Fagely
Title:	Vice President

HMF, Inc.

SCHEDULE C

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

Annual Fee Calculated at the following annual rate based on the Aggregate Fund Net Assets:

Global All-Asset Fund and Global Real Asset Fund

Balanced Income Fund, Corporate Opportunities Fund, Diversified International Fund, Emerging Markets Local Debt Fund, Emerging Markets Research Fund, Floating Rate Fund, Floating Rate High Income Fund, High Yield Fund, International Growth Fund, Short Duration Fund, Strategic Income Fund, Total Return Bond Fund, and World Bond Fund

Average Daily Net Assets	Annual Fee	Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%	On First $5 billion	0.020%
On Next $5 billion	0.020%	On Next $5 billion	0.018%
Over $10 billion	0.015%	Over $10 billion	0.016%

Advisers Fund, Capital Appreciation Fund, Global Enhanced Dividend Fund, Global Research Fund, International Opportunities Fund, International Small Company Fund, International Value Fund, and Municipal Opportunities Fund

		Disciplined Equity Fund and Global Growth Fund

Average Daily Net Assets	Annual Fee	Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%	On First $5 billion	0.016%
On Next $5 billion	0.016%	On Next $5 billion	0.014%
Over $10 billion	0.014%	Over $10 billion	0.012%

Capital Appreciation II Fund, Dividend and Growth Fund, Global Health Fund, Inflation Plus Fund, MidCap Value Fund, Money Market Fund, Small Company Fund, Small/Mid Cap Equity Fund, and Value Fund

Balanced Allocation Fund, Checks and Balances Fund, Conservative Allocation Fund, Equity Growth Allocation Fund, Equity Income Fund, Growth Allocation Fund, MidCap Fund, Target Retirement 2010 Fund, Target Retirement 2015 Fund, Target Retirement 2020 Fund, Target Retirement 2025 Fund, Target Retirement 2030 Fund, Target Retirement 2035 Fund, Target Retirement 2040 Fund, Target Retirement 2045 Fund, and Target Retirement 2050 Fund

Average Daily Net Assets	Annual Fee	Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%	On First $5 billion	0.012%
On Next $5 billion	0.012%	Over $5 billion	0.010%
Over $10 billion	0.010%

Fundamental Growth Fund

Average Daily Net Assets	Annual Fee
All Assets	0.010%